UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

Allogene Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Grand Avenue, South San Francisco, California 94080

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (650) 457-2700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 1, 2025, Allogene Therapeutics, Inc. (the “Company”) announced that it has selected standard fludarabine and cyclophosphamide (“FC”) as the lymphodepletion regimen to be used in its ALPHA3 study evaluating cemacabtagene ansegedleucel (“cema-cel”) in first-line consolidation for large B-cell lymphoma (“LBCL”). This lymphodepletion regimen selection was made in conjunction with the ALPHA3 Data and Safety Monitoring Board (“DSMB”) and Steering Committee and following consultation with the U.S. Food and Drug Administration (“FDA”).

The arm testing FC plus ALLO-647, an anti-CD52 mAb (“FCA”), is now closed to further enrollment. This decision, made ahead of the scheduled futility analysis, was prompted by a Grade 5 adverse event in the FC plus ALLO-647 arm that has been attributed to the use of ALLO-647. The event occurred on Day 54 post-infusion from hepatic failure, believed to have resulted from disseminated adenovirus infection in the setting of immune suppression. This event was deemed unrelated to cema-cel. Severe viral infections have been rare across the Company’s clinical trials. However, when present, they have been attributed to immunosuppression due in part to ALLO-647. There have been no cases of adenoviral infection or hepatic failure in any participant treated with FC lymphodepletion across the Company’s trials.

Following the adoption of standard FC in the ALPHA3 trial, none of the Company’s trials open to enrollment or pipeline programs include ALLO-647. Instead, the Company will advance its next-generation AlloCAR T product candidates using the proprietary Dagger® Platform Technology, which is designed to minimize or potentially eliminate the need for standard lymphodepletion.

The amended ALPHA3 trial now proceeds as a randomized study with two arms, comparing cema-cel after standard FC lymphodepletion to observation, the current standard of care. Statistical design of the trial and the prespecified study conduct remain the same. The next milestone will be the futility analysis comparing minimal residual disease (“MRD”) conversion and is expected to occur in the first half of 2026. To date, over 50 clinical sites are activated across the United States and Canada, including community cancer centers and major academic institutions.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding intentions, beliefs, projections, outlook, analysis or current expectations concerning, among other things: the Company’s ongoing ALPHA3 trial; the potential cause of the Grade 5 adverse event; the potential benefits of cema-cel, including as a potential first-line consolidation treatment for LBCL; the Company’s plans to advance its AlloCAR T product candidates using the proprietary Dagger® Platform Technology; the design and potential benefits of the proprietary Dagger® Platform Technology; and the expectation that the futility analysis comparing MRD conversion will occur in the first half of 2026. Words such as “expect”, “will”, “may,” “potential”, and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties related to: the Company’s product candidates are based on novel technologies, which makes it difficult to predict the time and cost of product candidate development and obtaining regulatory approval; the limited nature of the Company’s pre-clinical and Phase 1 data and the extent to which such data may or may not be validated in any future clinical trial; the Company’s product candidates in the past have and may in the future cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval or limit their commercial potential; the extent to which the FDA disagrees with the Company’s clinical or regulatory plans or the import of the Company’s clinical results, which could cause future delays to the Company’s clinical trials, including initiation of clinical trials, or require additional clinical trials; the Company may encounter difficulties enrolling patients in the Company’s clinical trials; the Company may not be able to demonstrate the safety and efficacy of the Company’s product candidates in the Company’s clinical trials, which could prevent or delay regulatory approval and commercialization; and the challenges with manufacturing or optimizing manufacturing of the Company’s product candidates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-

looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the section captioned “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025. These forward-looking statements represent the Company’s judgment as of the time of this report. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer

Dated: August 1, 2025